UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 3, 2025

McEWEN INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2025, the Board of Directors (the “Board”) of McEwen Inc. (the “Company”) appointed Ian Ball, as the Company’s Vice-Chairman, effective immediately. In that position, Mr. Ball will be responsible for overseeing and aligning all revenue-generating activities within the organization as well as shareholder engagement.

The information required by Items 401(b), (d) and (e) of Regulations S-K is hereby incorporated by reference from the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission (the “SEC”) on April 30, 2025 (the “Proxy Statement”). The information required by Item 404(a) of Regulation S-K is hereby incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on July 31, 2025.

On September 10, 2025, the Company and Mr. Ball executed an offer of employment (the “Offer Letter”) describing the terms of his employment with the Company. Pursuant to the terms of the Offer Letter, Mr. Ball will be paid a salary of CAD$435,000 per year and is entitled to participate in all employee benefit plans consistent with other senior executives of the Company. Pursuant to the Company’s non-executive director compensation policy, Mr. Ball will no longer receive his non-employee director compensation as disclosed the Proxy Statement. Mr. Ball is also eligible to participate in the Company’s 2024 Equity and Incentive Plan in the discretion of the Compensation Committee of the Board. In addition to his cash compensation, Mr. Ball will be granted an option to purchase 50,000 shares of the Company’s common stock with an exercise price to be determined at the time of the grant.

In connection with the appointment of Mr. Ball as the Company’s Vice-Chairman, Mr. Ball stepped down from the Company’s Audit Committee of the Board and Mr. Nicolas Darveau-Garneau has been appointed to the Audit Committee as his replacement.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

Cautionary Statement

With the exception of historical matters, the matters discussed in this Current Report on Form 8-K include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Factors that could cause actual results to differ materially from projections or estimates include, among others, future drilling results, metal prices, economic and market conditions, operating costs, receipt of permits, and receipt of working capital, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the United States Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in this Current Report on Form 8-K, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN INC.

Date: September 11, 2025	By:	/s/ Carmen Diges
Carmen Diges, General Counsel